UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2007

MDI, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9463	75-2626358

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10226 San Pedro Avenue San Antonio, Texas	78216
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (210) 582-2664

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                      Results of Operations and Financial Condition.

On November 13, 2007, MDI made a public announcement disclosing the results of operations and fincncial condition for the completed quarter ended September 30, 2007 and in that public announcement J. Collier Sparks, the Chief Executive Officer and President the Company, discussed the business and affairs of the Company.

Item 3.01                      Notice of Failure to Satisfy a Continued Listing Rule or Standard.

The company received a letter on November 7, 2007 from The Nasdaq Stock Market stating that the Company is not in compliance with the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4310(c)(4).

The Company will be provided 180 calendar days, or until May 5, 2008, to regain compliance.

If, at anytime before May 5, 2008, the bid price of the Company's common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, the Nasdaq will provide written notification that to the company that it has achieved compliance with the Rule. If the company is not in compliance with the Rule by May 5, 2008, the Nasdaq will determine if the company is in compliance with the Nasdaq Capital Market initial listing requirements. If it is, Nasdaq will notify the company that it has been granted an additional 180 calendar day compliance period. The company is currently in compliance with all Nasdaq listing requirements, except for the minimum bid price requirement.

 Item 8.01                                Other Events.

On November 13, 2007, MDI issued the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

Exhibits:  The following exhibits are being filed herewith:

99.1           Press Release issued by MDI dated November 13, 2007.

The information contained in this Current Report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

November 13, 2007	MDI, Inc.

By: /s/ Richard A. Larsen
Richard A. Larsen
Senior Vice President, General Counsel and Secretary